UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 14, 2009

CHINA SHEN ZHOU MINING & RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890 6927
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 12, 2009, China Shen Zhou Mining & Resources, Inc. (the “Company”) has signed three (3) supply contracts for fluorite ores with Huatai Company from Shanxi Province and Hongzhi Company from Hebei Province respectively. The total value of such contracts is approximately RMB 11 million ( US$ 1.6 million ). According to such contracts, the Company will extract and deliver 16,000 tons of fluorite ores in total from January 2009 through December of 2009.

On January 14, 2009, the Company has signed a supply contract for refined fluorite powder with one of its customers, Ningxia Jinhe Chemical Industry Company Limited (“Ningxia Jinhe”). The total value of this supply contract is approximately RMB 48 million (US$ 7 million). According to the contract, the Company will process and deliver 40,000 tons of refined fluorite powder in total from January 2009 through December of 2009.

Item 7.01 Regulation FD Disclosure

On  January 12, 2009, the Company issued a press release announcing the signing of supply contracts with Huatai Company and Hongzhi Company. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K.

On January 14, 2009, the Company issued a press release announcing the signing of the supply contract with Ningxia Jinhe. A copy of the press release is attached as Exhibit 99.2 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of China Shen Zhou Mining & Resources, Inc., dated January 12, 2009.
99.2	Press Release of China Shen Zhou Mining & Resources, Inc., dated January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT: China Shen Zhou Mining & Resources, Inc.

Date: January 14, 2009	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer